UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

The Sherwin-Williams Company

(Exact name of registrant as specified in its charter)

Ohio

State or other jurisdiction

of incorporation)

1-04851	34-0526850
(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Prospect Avenue, Cleveland, Ohio	44115
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 566-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note

As previously disclosed, on March 19, 2016, The Sherwin-Williams Company (the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) with The Valspar Corporation (“Valspar”) and Viking Merger Sub Inc., a wholly owned subsidiary of the Company (“Merger Sub”), providing for the merger of Merger Sub with and into Valspar (the “Merger”).

On June 1, 2017 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware, the Merger was completed. At the effective time of the Merger (the “Effective Time”), the separate corporate existence of Merger Sub ceased, and Valspar survived the Merger as a wholly owned subsidiary of the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above, at the Effective Time on the Closing Date, the Company completed its previously announced acquisition of Valspar. As a result of the Merger, Valspar became a wholly owned subsidiary of the Company. At the Effective Time, each outstanding share of common stock of Valspar, par value $0.50 per share (“Common Stock”) (other than Common Stock held in treasury by Valspar, owned by a wholly owned subsidiary of Valspar or owned by the Company or any of its wholly owned subsidiaries) was automatically converted into the right to receive $113.00 in cash (the “Merger Consideration”).

At the Effective Time, (a) each outstanding Valspar stock option, restricted stock unit award, performance-based restricted stock unit award and restricted share award granted prior to the date of the Merger Agreement was converted into the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such award and (ii) the Merger Consideration (in the case of stock options, less the exercise price per share), less any applicable taxes, and (b) each outstanding Valspar stock option and restricted stock unit award granted after the date of the Merger Agreement was converted into an equivalent award relating to shares of the Company’s common stock on the terms set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on March 21, 2016 and the terms of which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on April 13, 2016, the Company entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with a syndicate of lenders, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, Morgan Stanley Senior Funding, Inc. and PNC Bank, National Association, as co-syndication agents. In connection with the consummation of the Merger, the Company borrowed $2.0 billion in the aggregate under the Term Loan Credit Agreement to pay a portion of the Merger Consideration and other fees and expenses related thereto.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired.

The Company previously provided the financial statements required by Item 9.01(a) of Form 8-K as Exhibits 99.1 and 99.2 to its Current Report on Form 8-K filed on May 2, 2017.

(b) Pro Forma Financial Information.

The Company previously provided the pro forma financial statements required by Item 9.01(b) as Exhibit 99.3 to its Current Report on Form 8-K filed on May 2, 2017.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 19, 2016, by and among The Valspar Corporation, The Sherwin-Williams Company and Viking Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2016 (File No. 001-04851)).

4.2	Term Loan Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, the lenders party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, Morgan Stanley Senior Funding, Inc. and PNC Bank, National Association, as co-syndication agents (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2016 (File No. 001-04851)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
/s/ Catherine M. Kilbane
Name:	Catherine M. Kilbane
Title:	Senior Vice President, General Counsel and Secretary

Dated: June 1, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 19, 2016, by and among The Valspar Corporation, The Sherwin-Williams Company and Viking Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2016 (File No. 001-04851)).

4.2	Term Loan Credit Agreement, dated as of April 13, 2016, by and among The Sherwin-Williams Company, the lenders party thereto, Citibank, N.A., as administrative agent, and Wells Fargo Bank, National Association, Morgan Stanley Senior Funding, Inc. and PNC Bank, National Association, as co-syndication agents (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2016 (File No. 001-04851)).